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                  Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 3, 1995 on the consolidated financial statements of IDS Life Insurance Company for the IDS Life Variable Account 10 to be offered by IDS Life Insurance Company, in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 File No. 33-62407) being filed under the Securities Act of 1933 and (Form N-4 File No. 811-07355) being filed under the Investment Company Act of 1940.



Ernst & Young LLP
Minneapolis, Minnesota
January 22, 1996